As filed with the Securities and Exchange Commission on June 28, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEQUENOM, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	77-0365889
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

(Address Of Principal Executive Offices)

New-Hire Equity Incentive Plan

2006 Equity Incentive Plan

1999 Employee Stock Purchase Plan

(Full Title Of The Plan)

Harry F. Hixson, Jr.

Chairman of the Board and Chief Executive Officer

Sequenom, Inc.

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

D. Bradley Peck, Esq.	Clarke W. Neumann, Esq.
J. Patrick Loofbourrow, Esq.	Vice President and General Counsel
Cooley LLP	Sequenom, Inc.
4401 Eastgate Mall	3595 John Hopkins Court
San Diego, California 92121-9109	San Diego, California 92121-1121
Telephone: (858) 550-6000	Telephone: (858) 202-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable under New-Hire Equity Incentive Plan	150,000 shares	$5.945	$891,750	$63.59
Common Stock, par value $0.001 per share, issuable under 2006 Equity Incentive Plan	3,000,000 shares	$5.945	$17,835,000	$1,271.64
Common Stock, par value $0.001 per share, issuable under 1999 Employee Stock Purchase Plan	666,664 shares	$5.945	$3,963,317.48	$282.59

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of Registrant’s Common Stock, or the Common Stock, that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Common Stock on June 24, 2010, as reported on The Nasdaq Global Market, which was $5.945 per share.

EXPLANATORY NOTE

The Registrant is hereby registering (i) 150,000 shares of its Common Stock for issuance under its New-Hire Equity Incentive Plan, (ii) 3,000,000 additional shares of its Common Stock for issuance under its 2006 Equity Incentive Plan and (iii) 666,664 additional shares of its Common Stock for issuance under its 1999 Employee Stock Purchase Plan. The Registrant previously registered shares of its Common Stock for issuance under its 2006 Equity Incentive Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission, or the SEC, on June 9, 2006 (No. 333-134906) and July 10, 2008 (No. 333-152230), and previously registered shares of its Common Stock for issuance under its 1999 Employee Stock Purchase Plan under Registration Statements on Form S-8 filed with the SEC on January 31, 2000 (No. 333-95797), August 10, 2001 (No. 333-67332), June 19, 2002 (No. 333-90778), January 28, 2003 (No. 333-102769), January 30, 2004 (No. 333-112322), June 2, 2005 (No. 333-125456) and June 9, 2006 (No. 333-134906). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of those Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the SEC:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 16, 2010;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 7, 2010;

(c) The Registrant’s Current Reports on Form 8-K filed with the SEC on January 15, 2010, February 1, 2010, February 1, 2010, February 9, 2010, May 5, 2010, May 13, 2010, May 24, 2010 and June 17, 2010;

(d) The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2010;

(e) The description of the Registrant’s Common Stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Securities Exchange Act of 1924, as amended, or the Exchange Act, which was filed with the SEC on January 25, 2000, and the registration statement on Form 8-A/A, dated March 20, 2009; and

(f) All documents, reports and definitive proxy or information statements that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registrations Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of From 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a copy of these filings, at no cost, by writing or telephoning the Registrant at:

Sequenom, Inc.

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 145 of the Delaware General Corporation Law, or the DGCL, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

The Registrant’s certificate of incorporation and bylaws include provisions that (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under applicable law, (ii) require the Registrant to indemnify its directors and executive officers to the fullest extent permitted by the DGCL or other applicable law and (iii) provide the Registrant with the power, in its discretion, to indemnify its other officers, employees and other agents as set forth in the DGCL or other applicable law. The Registrant believes that these provisions of its certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the Registrant’s directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of such director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that such director believes to be contrary to the Registrant’s best interests or the best interests of its stockholders, for any transaction from which such director derived an improper personal benefit, for acts or omissions involving a reckless disregard for such director’s duty to the Registrant or to its stockholders when such director was aware or should have been aware of a risk of serious injury to the Registrant or to its stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of such director’s duty to the Registrant or to its stockholders, for improper transactions between such director and the Registrant and for improper loans to directors and officers. These provisions also do not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

As permitted by Delaware law, the Registrant has entered into indemnification agreements with each of its current directors and officers pursuant to the foregoing provisions. The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number

4.1(1)	Restated Certificate of Incorporation of the Registrant.

4.2(2)	Restated Bylaws, as amended.

4.3(3)	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock.

4.4(1)	Specimen common stock certificate.

4.5(3)	Rights Agreement dated as of March 3, 2009, between the Registrant and American Stock Transfer and Trust Company, LLC.

4.6(3)	Form of Right Certificate.

4.7(4)	Registration Rights Agreement dated as of May 12, 2010, by and among Registrant and the Buyers.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(5)	New-Hire Equity Incentive Plan.

99.2(6)	2006 Equity Incentive Plan, as amended.

99.3(7)	1999 Employee Stock Purchase Plan, as amended.

99.4(1)	Form of Stock Option Grant Notice under 2006 Equity Incentive Plan.

99.5(1)	Form of Option Agreement under 2006 Equity Incentive Plan.

99.6(1)	Form of Exercise Notice under 2006 Equity Incentive Plan.

99.7(8)	Form of Restricted Stock Unit Award Grant Notice under 2006 Equity Incentive Plan.

99.8(8)	Form of Restricted Stock Unit Award Agreement under 2006 Equity Incentive Plan.

99.9(9)	Form of Restricted Stock Bonus Grant Notice under 2006 Equity Incentive Plan.

99.10(9)	Form of Restricted Stock Bonus Agreement under 2006 Equity Incentive Plan.

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on June 6, 2006, and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on January 15, 2010, and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on March 4, 2009, and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on May 13, 2010, and incorporated herein by reference.
(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 16, 2010, and incorporated herein by reference.
(6)	Filed as an appendix to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2010, and incorporated herein by reference.
(7)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on February 1, 2010, and incorporated herein by reference.
(8)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 filed with the SEC on July 10, 2008, and incorporated herein by reference.
(9)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on January 24, 2007, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section

15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 28, 2010.

SEQUENOM, INC.

By:	/S/ HARRY F. HIXSON, JR.
Harry F. Hixson, Jr.
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry F. Hixson, Jr. and Paul V. Maier and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ HARRY F. HIXSON, JR. HARRY F. HIXSON, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 28, 2010

/S/ PAUL V. MAIER PAUL V. MAIER	Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2010

/S/ ERNST-GÜNTER AFTING ERNST-GÜNTER AFTING	Director	June 28, 2010

/S/ KENNETH F. BUECHLER KENNETH F. BUECHLER	Director	June 28, 2010

/S/ JOHN A. FAZIO JOHN A. FAZIO	Director	June 28, 2010

/S/ RICHARD A. LERNER RICHARD A. LERNER	Director	June 28, 2010

/S/ RONALD M. LINDSAY RONALD M. LINDSAY	Senior Vice President of Research and Development and Director	June 28, 2010

/S/ DAVID PENDARVIS DAVID PENDARVIS	Director	June 28, 2010

EXHIBIT INDEX

Exhibit Number

4.1(1)	Restated Certificate of Incorporation of the Registrant.

4.2(2)	Restated Bylaws, as amended.

4.3(3)	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock.

4.4(1)	Specimen common stock certificate.

4.5(3)	Rights Agreement dated as of March 3, 2009, between the Registrant and American Stock Transfer and Trust Company, LLC.

4.6(3)	Form of Right Certificate.

4.7(4)	Registration Rights Agreement dated as of May 12, 2010, by and among Registrant and the Buyers.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(5)	New-Hire Equity Incentive Plan.

99.2(6)	2006 Equity Incentive Plan, as amended.

99.3(7)	1999 Employee Stock Purchase Plan, as amended.

99.4(1)	Form of Stock Option Grant Notice under 2006 Equity Incentive Plan.

99.5(1)	Form of Option Agreement under 2006 Equity Incentive Plan.

99.6(1)	Form of Exercise Notice under 2006 Equity Incentive Plan.

99.7(8)	Form of Restricted Stock Unit Award Grant Notice under 2006 Equity Incentive Plan.

99.8(8)	Form of Restricted Stock Unit Award Agreement under 2006 Equity Incentive Plan.

99.9(9)	Form of Restricted Stock Bonus Grant Notice under 2006 Equity Incentive Plan.

99.10(9)	Form of Restricted Stock Bonus Agreement under 2006 Equity Incentive Plan.

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on June 6, 2006, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on January 15, 2010, and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on March 4, 2009, and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on May 13, 2010, and incorporated herein by reference.
(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 16, 2010, and incorporated herein by reference.
(6)	Filed as an appendix to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2010, and incorporated herein by reference.
(7)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on February 1, 2010, and incorporated herein by reference.
(8)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 filed with the SEC on July 10, 2008, and incorporated herein by reference.
(9)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on January 24, 2007, and incorporated herein by reference.